Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Jade Biosciences, Inc. of our report dated February 24, 2025 relating to the financial statements of Jade Biosciences, Inc., which appears in Aerovate Therapeutics, Inc.’s Registration Statement on Form S-4 dated March 24, 2025.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

June 30, 2025

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